As filed with the Securities and Exchange Commission on June 10, 2014

Registration No. 333-190454

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONAL GENERAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	6331	27-1046208
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

59 Maiden Lane, 38th Floor

New York, New York 10038

(212) 380-9500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Weissmann

General Counsel and Secretary

59 Maiden Lane, 38th Floor

New York, New York 10038

(212) 380-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Brett Pritchard

Locke Lord LLP

111 South Wacker Drive

Chicago, Illinois 60606

(312) 443-0700

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF SECURITIES

The Securities and Exchange Commission (the “Commission”) has previously declared effective the Registration Statement on Form S-1 (Commission File No. 333-190454) (the “Registration Statement”) filed by National General Holdings Corp. (the “Company”) with respect to the resale of up to an aggregate of 21,881,800 shares of the Company’s common stock by the selling stockholders identified therein.

The contractual obligations between the Company and the selling stockholders named in the Registration Statement requiring that the unsold shares of common stock included therein be registered and that the Registration Statement remain effective have expired by their terms.

Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to remove from registration, as of the effective date of this Post-Effective Amendment No. 1, all of the shares remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 10, 2014.

NATIONAL GENERAL HOLDINGS CORP.

By:	/s/ Michael Weiner
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael Karfunkel	Chairman, President and Chief Executive Officer (principal executive officer)	June 10, 2014

/s/ Michael Weiner Michael Weiner	Chief Financial Officer (principal financial officer)	June 10, 2014

* Donald Bolar	Chief Accounting Officer (principal accounting officer)	June 10, 2014

* Barry Karfunkel	Director	June 10, 2014

* Barry Zyskind	Director	June 10, 2014

Ephraim Brecher	Director	June 10, 2014

* Donald DeCarlo	Director	June 10, 2014

* Patrick Fallon	Director	June 10, 2014

* Barbara Paris	Director	June 10, 2014

/s/ Jeffrey Weissmann * Signed by Jeffrey Weissmann as attorney-in-fact